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                                                       Exhibit C1

NEES ENERGY, INC.
Statement of Income and Accumulated Deficit (Thousands of Dollars) For the Twelve Months ended September 30, 1997
(Unaudited, Subject to Adjustment)



INCOME


  Equity in income/(loss) of AllEnergy
         Marketing Co., L.L.C.                            $(6,746)
                                                          =======

EXPENSES
  Other operating expenses                                    432
  Interest expense                                             27
  Federal income tax                                       (2,655)
                                                          -------
                                                           (2,196)
                                                          -------
Net income/(loss)                                          (4,550)

Retained earnings at beginning of period                          (482)
                                                          -------

Accumulated deficit at end of period                      $(5,032)
                                                          =======